UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2017 (March 8, 2017)

JOHNSON CONTROLS INTERNATIONAL PLC __________________________________________
(Exact name of registrant as specified in its charter)

Ireland		98-0390500
(Jurisdiction of incorporation)		(I.R.S. Employer Identification Number)

001-13836
(Commission File Number)

One Albert Quay
Cork, Ireland
(Address of Principal Executive Offices)

353-21-423-5000
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Johnson Controls International plc (the “Company”), under Item 5.07 on March 9, 2017 (the “8-K”), regarding the results of the Company’s Annual General Meeting of shareholders held on March 8, 2017 (the “AGM”). The sole purpose of this amendment is to update the disclosure regarding Proposal No. 6 - Non-binding vote on the frequency of the vote on executive compensation. Except as set forth herein, no other modifications to the 8-K are being made in this amendment.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Proposal No. 6 - Non-binding vote on the frequency of the vote on executive compensation
Proposal No. 6 was a management proposal to approve, on an advisory basis, the frequency of the executive compensation vote. An annual vote was approved.

Annual	Biennial	Triennial	Abstain
740,260,777	2,013,790	14,708,013	4,830,006

In accordance with these results and its previous recommendation (as set forth in the definitive proxy statement for the 2017 AGM), the Company has determined that it will hold future advisory votes regarding the compensation of the Company’s named executive officers every year until the next advisory vote on the frequency of advisory votes regarding executive compensation, which the Company expects to hold no later than its 2023 Annual General Meeting of shareholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: June 15, 2017	By:	/s/ Matthew R.A. Heiman
	Name:	Matthew R.A. Heiman
	Title:	Vice President and Corporate Secretary